Exhibit 10.1
BARNES & NOBLE EDUCATION, INC.
120 Mountainview Boulevard
Basking Ridge, New Jersey 07920
September 24, 2020
Mr. Michael P. Huseby
Barnes & Noble Education, Inc.
750 Third Avenue, 6th Floor
New York, NY 10017
Dear Mr. Huseby:
This amendment (the “Amendment”) amends the employment agreement (the “Agreement”) between you and Barnes & Noble Education, Inc. (the “Company”) dated July 19, 2017. This Amendment is effective as of November 1, 2020.
1.    The first sentence of Section 2 of the Agreement is amended to read as follows: “The initial term of this Agreement shall continue until September 19, 2022 or, if earlier, the termination of your employment in accordance with the provisions set forth below (the “Initial Term”).”
2.    The last sentence of Section 3.2 of the Agreement is amended to read as follows: “Your target bonus for each fiscal year of the Company shall be 125% of the Annual Base Salary.”
3.     Section 3.9(a)(ii) of the Agreement is amended to read as follows: “your target annual bonus for the year of termination”.
4.    Section 3.10(a)(y) of the Agreement is amended to read as follows: “your target annual bonus for the year of termination (or, if higher, as in effect immediately prior to the Change of Control)”.
5.    Except as amended hereby, the Agreement remains in full force and effect.
If the foregoing accurately reflects our agreement, kindly sign and return to us the enclosed duplicate copy of this Amendment.
Very truly yours,
BARNES & NOBLE EDUCATION, INC.
By:    /s/ John R. Ryan
Name:     John R. Ryan
Title:     Lead Independent Director
Accepted and Agreed to:
MICHAEL P. HUSEBY
By:    /s/ Michael P. Huseby
Name:     Michael P. Huseby
Date: September 24, 2020